                                                                   Exhibit 10.23

                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into on August 30, 2000 by and between AirGate PCS, Inc., a Delaware corporation (the "Company"), and Barbara L. Blackford ("Executive") to be effective as of the date hereof (the "Effective Date").

                                    RECITALS

         In consideration of the covenants and agreements herein set forth, the parties hereto agree as follows:

         1.    Duties and Scope of Employment.
               ------------------------------

               (a) Effective as of the Effective Date, the Company shall employ Executive as a part time employee to provide such services as may be reasonably be requested by the chief Executive Officer of the Company in connection with legal affairs of the Company. On September 28, 2000 (the "Full-Time Date"), Executive shall become a full-time employee as the Vice President, General Counsel and Secretary of the Company reporting to the Chief Executive Officer. From and after the Full-Time Date, Executive shall be the Company's chief legal officer, responsible for all legal services provided to the Company, and shall be a member of the Company's senior management and policy-making team (and committees of such team, if any). Executive shall render such professional services in the performance of her duties consistent with Executive's position within the Company and as the Company's Chief Executive Officer or Board of Directors may reasonably request from time to time.

               (b) After the Full-Time Date, Executive's duties and responsibilities shall include, but are not limited to, the following:

                     Advice and counsel to the executive team;

                     Advice and counsel to the Board of Directors;

                     Corporate secretarial functions;

                     Securities compliance and advice;

                     Legal support of mergers and acquisitions;

                     Legal support of financing transactions;

                     Legal support for Board of Director and executive compensation matters, Company contracts and agreements;

                     Legal regulatory matters;

                     Selection, retention and management of outside counsel and other legal resources; and

               Budgetary matters related to legal services provided to the Company.

         (c) Executive agrees to devote reasonable attention and time during normal business hours (except when on authorized vacation, holidays or sick leave) to the business and affairs of the Company, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best effort to perform faithfully and efficiently such responsibilities; provided, that Executive may (A) serve on corporate, civic or charitable boards and committees, (B) deliver lectures, fulfill speaking engagements and teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     2.  Employee Benefits. Executive shall be eligible for (i) all employee
         -----------------
benefit plans and policies currently and hereafter maintained by the Company and its affiliated companies for peer executives of the Company and its affiliated companies, subject to the terms and conditions of such plans and policies, and
(ii) such other employee benefits as are set forth in this Agreement.

     3.  At-Will Employment. Executive and the Company understand and
         ------------------
acknowledge that Executive's employment with the Company constitutes "at-will" employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon four weeks written notice to the other party, with or without cause or for any or no cause, at the option either of the Company or Executive, as provided in Section 5 hereof.

     4.  Compensation.
         ------------

         (a)   Base Salary. For the period from the Effective Date to the
               -----------
Full-Time Date, the Company shall pay Executive a salary of $5,000. Beginning on the Full-Time Date and for the remainder of the term of this Agreement, the Company shall pay Executive as compensation for her services a base salary at the annualized rate of $190,000.00 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding and deductions. The Base Salary shall be reviewed for possible increase at least annually, beginning no more than twelve (12) months after the last such annual review, or the date of hire, if there has been no such review. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. The "Base Salary" as used herein shall refer to the Base Salary as so increased.

         (b)   Bonuses. Executive shall be entitled to bonuses as follows:
               -------

               (i)   Annual Bonus. In addition to Executive's Base Salary,
                     ------------
Executive shall be eligible to receive an annual bonus (the "Annual Bonus"), with the target set at 35% of Executives Base Salary then in effect, as determined by the Board (in its sole discretion) in consultation with Executive, and according to the terms of any applicable Company executive bonus plans. The Annual Bonus shall be payable in accordance with the Company's normal practices and policies for peer executives of the Company and its


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    affiliated companies. Executive's Annual Bonus for fiscal year 2000 shall be prorated from the Full-Time Date through the end of the year.

               (ii)  Perk Bonus. Executive is also entitled to receive a $10,000
                     ----------
    annual perk bonus, as such bonus may be increased from time to time pursuant to the Company's incentive plans, practices, policies and programs generally applicable to peer executives of the Company and its affiliated companies. Such perk bonus shall be payable monthly.0

         (c)   Stock Option. Executive shall be eligible to participate in the
               ------------
Company's stock option plan at the level established for the position held by Executive and in accordance with the Company's stock option plan. Executive's initial grant, which shall be made as soon as possible after the Effective Date, shall be 90,000 shares at a price equal to the fair market value of the Company's common stock on the date of grant. Such options shall be incentive stock options to the extent permitted by applicable tax law. If the Board approves an amendment to Executive's option agreement or to the standard option agreement to such effect, the option would fully vest upon Executive's actual or constructive termination of employment following a change in control of the Company.

         (d)   Incentive and Welfare Programs. Executive and/or Executive's
               ------------------------------
family, as the case may be, shall be entitled to participate in (i) all long-term, stock-based and other incentive plans, practices, policies and programs generally applicable to peer executives of the Company, an its affiliated companies, and (ii) all savings and retirement plans, practices, policies and programs generally applicable to peer executives of the Company, and its affiliated companies. In addition, Executive and/or Executive's family, as the case may be, shall be entitled to participate in and to receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including without limitation medical, prescription drug, dental, vision, disability, life insurance, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent generally applicable to peer executives of the Company.

         (e)   Subsequent Agreements. If, after the Effective Date, the
               ---------------------
Compensation Committee or Board of Directors approves an employment agreement, change in control agreement, or similar change-in-control protection for any member of senior management of the Company (other than the Chief Executive Officer), which is on terms more favorable than in this Agreement, such more favorable terms and agreements (other than with respect to salary, bonuses, and other dollar amounts, which shall be tailored on an individual basis) will be made available to Executive.

     5.  Termination of Employment.
         -------------------------

         (a) The Company may terminate Executive's employment for "Cause" or without Cause. Executive's termination of employment shall not be deemed to be for Cause, unless and until (1) Executive has been given the opportunity, on reasonable advance notice, to be heard before the Board, together with counsel to Executive, and (2) there shall have been delivered to Executive a copy of a resolution thereafter duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding Executive, if

Executive is a member of the Board) finding that, in the good faith opinion of the Board, Executive is guilty of conduct constituting Cause, and specifying the particulars thereof in detail.

          "Cause" means (a) Executive's willful and continued failure to perform substantially Executive's duties as contemplated by Section 1 (except as a result of Executive's incapacity due to physical or mental illness or injury), after a written demand for substantial performance is delivered to Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, (b) Executive's willful engaging in illegal conduct or gross misconduct that is demonstrably injurious to the Company, or (c) final conviction of a felonious crime. For purposes of this definition, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instruction of the Chief Executive Officer of the Company or based upon the advice of outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

          Executive will be deemed to have been terminated by the Company if:
(a) Executive is assigned any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1(a), or any other diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company's ceasing to be a publicly traded entity), other than an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by Executive; (b) the Company fails to comply with any of the provisions of Section 4, 5, 6, 7 or 8, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that is remedied by the Company promptly after receipt of notice thereof given by Executive; or (c) the Company requires Executive to be based at any office or location (1) more than 35 miles from the Company's current corporate offices or (2) other than the Company's principal offices; or (d) a failure by the Company to provide change of control protections acceptable to Executive within six months of the date hereof, provided that Executive gives the Company written notice within sixty (60) days after expiration of such period that acceptable change of control provisions have not been made available to Executive and constitute a deemed termination of Executive under this subparagraph (d).

          (b) Upon termination of employment (or deemed termination) of Executive other than for Cause, the Company shall pay Executive a severance payment on the date of termination of employment (or deemed termination) equal to six months of the then existing Base Salary, plus one additional month of Base Salary for each year of employment by the Company or one of its affiliated companies. Executive shall not be entitled to any additional payments (other than accrued and unpaid compensation and benefits) if Executive's employment is terminated for Cause.

     6.   Fringe Benefits. Executive shall be entitled to fringe benefits in
          ---------------
accordance with the plans, practices, programs and policies of the Company and its affiliated companies as in

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

effect generally at any time with respect to peer executives of the Company and its affiliated companies.

     7.  Office and Support Staff; Professional Memberships.
         --------------------------------------------------

         (a) Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, as provided generally at any time with respect to peer executives of the Company and its affiliated companies; provided that in no event shall Executive have less than one full time assistant devoted solely to legal services to the Company. The Company will also pay costs of moving Executive's files, documents, furniture and other office furnishings to its principle offices.

         (b) The Company shall (i) pay to maintain Executive's Georgia bar license and memberships and any other state in which the Company requests Executive to practice law, including required continuing legal education and
(ii) pay for American Bar Association, American Society of Corporate Secretaries and other reasonable professional association membership fees.

     8.  Vacation. Executive shall be entitled to paid vacation in accordance
         --------
with the plans, policies, programs and practices of the Company and its affiliate companies as in effect generally at any time with respect to peer executives of the Company and its affiliated companies, but in no event shall Executive have less than four weeks paid vacation.

     9.  Expenses. The Company will promptly pay or reimburse Executive for all
         --------
reasonable travel entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies applicable to other peer executives of the Company and its affiliated companies.

     10. Assignment. This Agreement shall be binding upon and inure to the
         ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death or incapacity, and (b) any successor or assign of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets of business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     11.  Notices. All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given if delivered personally or via overnight delivery with proof of receipt or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice:

     If to the Company:  Airgate PCS, Inc.
                         Harris Tower
                         233 Peachtree Street, N.E.
                         Suite 1700
                         Atlanta, Georgia 30303
                         Attn: Board of Directors;

     If to Executive:    3275 Stillhouse Road
                         Atlanta, Georgia 30339.

     12.  Restrictions on Conduct of Executive.
          ------------------------------------

          (a)  General. Executive and the Company understand and agree that the
               -------
purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of her labor. Executive hereby acknowledges that the post-employment restrictions set forth in this
Section 12 are reasonable and that they do not, and will not, unduly impair her ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 12.

          (b)  Definitions. The following capitalized terms used in this
               -----------
Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

          "Competitive Services" means building, operating, managing and selling
           --------------------
customer access through a wireless mobility communications (voice and data) network.

          "Confidential Information" means all information regarding the
           ------------------------
Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

          "Determination Date" means the date of termination of Executive's
           ------------------
employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

          "Person" means any individual or any corporation, partnership, joint
           ------
venture, limited liability company, association or other entity or enterprise.

          "Principal or Representative" means a principal, owner, partner,
           ---------------------------
shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

          "Protected Customers" means any Person to whom the Company has sold
           -------------------
its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

          "Protected Employees" means employees of the Company who were employed
           -------------------
by the Company at any time within six (6) months prior to the Determination
Date.

          "Restricted Period" means the Employment Period and a period extending
           -----------------
two (2) years from the termination of Executive's employment with the Company.

          "Restrictive Covenants" means the restrictive covenants contained in
           ---------------------
Section 12(c) hereof.

          "Trade Secret" means all information, without regard to form,
           ------------
including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

          (c)  Restrictive Covenants.
               ---------------------

               (i) Restriction on Disclosure and Use of Confidential Information
                   -------------------------------------------------------------
     and Trade Secrets. Executive understands and agrees that the Confidential
     -----------------
     Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, except as may be necessary for the performance of executive's

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

     duties with the Company or its affiliated companies, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for herself or for others, without the prior written consent of the Company, except as may be necessary for the performance of Executive's duties with the Company or its affiliated companies. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

     Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that
                                                         --------  -------
in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

               (ii)  Nonsolicitation of Protected Employees. Executive
                     --------------------------------------
     understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

               (iii) Restriction on Relationships with Protected Customers.
                     -----------------------------------------------------
     Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this
                           --------  -------
     covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of her employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) she had business dealings with the Protected Customer on The Company's behalf; (b) she was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) she obtained Trade Secrets or Confidential Information about the customer as a result of her association with the Company.

          (d)  Enforcement of Restrictive Covenants.
               ------------------------------------

               (i)  Rights and Remedies Upon Breach. In the event Executive
                    -------------------------------
     breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such equitable right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. In no event shall an asserted violation of the provisions of this section 12 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

               (ii) Severability of Covenants. Executive acknowledges and agrees
                    -------------------------
     that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

     13.  Entire Agreement. This Agreement and the documents referenced herein
          ----------------
represent the entire agreement and understanding between the Company and Executive concerning the subject matter hereof, and supersede and replace any and all prior agreements and understandings concerning such subject matter.

     14.  Arbitration and Equitable Relief.
          --------------------------------

          (a) To The extent permitted by applicable law, Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof shall be settled by arbitration to be held in Fulton County, Georgia, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator shall apply Georgia law to the merits of any dispute or claim, without reference to rules of conflict of law.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 14, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS: (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS OR IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.
(ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT, (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER 8 LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

          (d)  Notwithstanding any provision herein to the contrary, this
Section 14 shall not apply to any dispute or controversy arising under Section 12 (entitled "Restrictions on Employment") or the interpretation, validity, construction, performance, breach or termination thereof.

     15.  Severability. In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     16.  No Oral Modification, Cancellation or Discharge. This Agreement may
          -----------------------------------------------
only be amended, canceled or discharged in writing signed by Executive and the Company.

     17.  Withholding. The Company shall be entitled to deduct or withhold, or
          -----------
cause to be deducted or withheld, from payment any amount of withholding taxes or other amounts required by law with respect to payments made to Executive in connection with her employment hereunder.

     18.  Governing Law. This Agreement shall be governed by the laws of the
          -------------
State of Georgia.

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

     19. Acknowledgment. Executive acknowledges that she has had the opportunity
         --------------
to discuss this matter with and obtain advice from her private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     20. Gender. Wherever the context requires, the masculine or feminine gender
         ------
shall include the other gender, and the singular shall include the plural and vice versa.

     21. Representations and Warranties. Executive hereby represents and
         ------------------------------
warrants to the Company that Executive is not subject to any agreement, including but not limited to, a non-compete agreement, restrictive covenant, or disclosure agreement, with a former employer that would prohibit Executive from performing her job responsibilities at the Company.

                         (signatures on following page)

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

                                      AIRGATE PCS, INC.



                                      By: /s/ Thomas M. Dougherty
                                          --------------------------------------
                                          Thomas M. Dougherty
                                          President and Chief Executive Officer


                                      Date: September 1, 2000


                                      EXECUTIVE:



                                      /s/ Barbara L. Blackford
                                      -----------------------------------
                                          Barbara L. Blackford


                                      Date: September 1, 2000

                                      -12-